Exhibit 21

Subsidiaries of Registrant

United Wisconsin Insurance Company—a Wisconsin insurance corporation

    United Heartland Illinois, Inc.—an Illinois corporation, a subsidiary of UWIC

United Wisconsin Proservices, Inc.—a Wisconsin corporation

United Heartland Life Insurance Company—a Wisconsin insurance company

Compcare Health Services Insurance Corporation—a Wisconsin corporation

    Heartland Dental Plan, Inc.—a Wisconsin corporation, a subsidiary of Compcare

      Heartland Dental Plan of Michigan, Inc.—a Michigan corporation, a subsidiary of Heartland Dental

Meridian Resource Corporation—a Wisconsin corporation

Meridian Marketing Services, Inc.—a Wisconsin corporation

Valley Health Plan, Inc.—a Wisconsin corporation

United Heartland, Inc.—a Wisconsin corporation

Innovative Resource Group, Inc.—a Wisconsin corporation

    Meridian Managed Care, Inc.—a Wisconsin corporation, a subsidiary of IRG

    CNR Partners, Inc.—a Wisconsin corporation, a subsidiary of IRG

    Jemzs, LLC—a Wisconsin corporation, a subsidiary of IRG

    YW Works, LLC—a Wisconsin corporation, a subsidiary of IRG

HMO-W, Incorporated—a Wisconsin corporation

    Unity Health Plans Insurance Corporation—a Wisconsin corporation, a subsidiary of HMO-W

    Hometown Insurance Services, Inc.—a Wisconsin corporation, a subsidiary of HMO-W

Comprehensive Receivables Group, Inc.—a Michigan corporation

    Michigan Healthcare Collections, Inc.—a Michigan corporation, a subsidiary of CRG